Exhibit 99.1

             HARLEYSVILLE GROUP REPORTS SECOND QUARTER 2005 RESULTS

     Second quarter highlights:

     - Operating earnings increase 50 percent

     - Combined ratio improves by 3.5 points

     - Year-to-date cash flow from operations triples to nearly $72 million

     HARLEYSVILLE, Pa., July 28 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported diluted operating income of $0.48 per share for the second quarter of 2005, compared to $0.32 per share in the second quarter of 2004. For the six-month periods, the company reported diluted operating income of $0.87 per share in 2005 and $0.60 per share in 2004. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

     "We're pleased with our second quarter results, which reflect the consistent progress we've made to improve profitability," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "Our operating earnings were up 50 percent compared to a year ago, our statutory combined ratio improved by 3.5 points, our year-to-date cash flow from operations tripled to $71.5 million and our balance sheet remains strong. Commercial lines has maintained positive growth, while retention levels are at historic highs. Our personal lines improvement in the quarter - highlighted by a combined ratio of 97.2 percent - is encouraging. Our agents continue to demonstrate their commitment to - and confidence in - Harleysville by consistently renewing their quality business with us, which is compelling testimony to the strength of our relationships with our agency partners."

     The company reported diluted net income of $0.48 per share in the second quarter of 2005, compared to $0.32 per share in the second quarter of 2004. There were no realized investment gains in the second quarter of either year. For both the six-month periods ended June 30, 2005 and June 30, 2004, diluted net income was $0.87 per share. For the six months, the company reported no realized investment gains in 2005, compared to $0.27 per share in 2004.

     Harleysville Group's overall statutory combined ratio* was 101.9 percent in the second quarter of 2005, compared to 105.4 percent in the second quarter of 2004. For the six months, the statutory combined ratio was 103.1 percent in 2005, versus 106.3 percent in 2004.

     Second quarter net written premiums were $223.6 million in 2005, compared to $223.1 million in 2004. Net written premiums through six months were $434.0 million in 2005 and $429.1 million in 2004.

     Second quarter pretax investment income increased 5 percent to $22.6 million, while six-month pretax investment income was up 3 percent to $44.3 million. After-tax investment income grew 4 percent in the second quarter to $17.2 million, and increased 2 percent to $34.0 million during the six-month period. Operating cash flow for the six months was $71.5 million, compared to $23.9 million in the first six months of 2004.

     Commercial lines -- Net written premiums in commercial lines increased 3 percent in the second quarter of 2005 to $184.6 million. For the six months, net written premiums were up 4 percent to $361.3 million. The commercial lines statutory combined ratio was 103.0 percent in the second quarter of 2005, versus
106.7 percent in the second quarter of 2004. For the six months, the statutory combined ratio was 103.7 percent in 2005, compared to 105.7 percent in 2004.

     Personal lines -- Harleysville Group's personal lines statutory combined ratio was 97.2 percent in the second quarter of 2005, versus 100.6 percent during the second quarter of 2004. For the six months, the statutory combined ratio was 100.4 percent in 2005, compared to 108.4 percent in 2004. Net written premiums decreased 10 percent to $39.0 million in the second quarter of 2005, and were down 10 percent to $72.7 million through six months.

     Outlook -- "We have made considerable progress toward our goal of achieving underwriting profitability - that is, producing an overall combined ratio under 100 percent - in 2006," Browne said. "We will not compromise underwriting quality to reach a near-term growth target. Instead, we are maintaining our underwriting discipline as we focus on the longer-term profitability of our book of business. We are confident that the steps we are taking to improve our performance are designed for us to not only stay on pace to achieve our goals for the coming year, but also position us well for longer-term success."

     Webcast -- The company will host a live Webcast today, July 28, 2005, at 8 a.m. (ET) to discuss its second quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site
(http://www.harleysvillegroup.com).

     GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

     Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 56 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products exclusively through independent insurance agencies, currently operates in 32 eastern and Midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

     * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

     Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                    Harleysville Group Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

                                              Quarter ended           Six months ended
                                                  June 30                  June 30
                                         -----------------------   -----------------------
(in thousands, except per share data)       2005         2004         2005         2004
-------------------------------------    ----------   ----------   ----------   ----------
OPERATING RESULTS
Diluted earnings per common share:
        Operating income*                $     0.48   $     0.32   $     0.87   $     0.60
        Realized gains, net of tax                                                    0.27
        Net income                       $     0.48   $     0.32   $     0.87   $     0.87
Cash dividends per common share          $     0.17   $     0.17   $     0.34   $     0.34

FINANCIAL CONDITION

                                        June 30,     December 31,
                                          2005          2004
                                      ------------   ------------
Assets                                $  2,748,958   $  2,718,063
Shareholders' equity                  $    600,787   $    587,924
         Per common share             $      19.80   $      19.47

CONSOLIDATED STATEMENTS OF INCOME

                                              Quarter ended           Six months ended
                                                  June 30                  June 30
                                         -----------------------   -----------------------
(in thousands, except per share data)       2005         2004         2005         2004
-------------------------------------    ----------   ----------   ----------   ----------
REVENUES:
Premiums earned                          $  209,865   $  207,652   $  416,545   $  414,600
Investment income, net of
 investment expense                          22,578       21,437       44,339       43,079
Realized investment gains                        68           59           68       12,547
Other income                                  4,158        3,671        8,441        8,235
         Total revenues                     236,669      232,819      469,393      478,461
LOSSES AND EXPENSES:
Losses and loss settlement
 expenses                                   143,997      148,711      291,865      299,821
Amortization of deferred
 policy acquisition costs                    52,043       50,698      102,961      101,386
Other underwriting
 expenses                                    18,778       19,726       35,133       39,364
Interest expense                              1,665        1,566        3,285        3,143
Other expenses                                1,763        1,266        3,270        2,685
        Total expenses                      218,246      221,967      436,514      446,399
Income before income taxes                   18,423       10,852       32,879       32,062
         Income taxes                         3,896        1,124        6,370        5,841
Net income                               $   14,527   $    9,728   $   26,509   $   26,221
Weighted average number of
 shares outstanding:
         Basic                           30,304,744   29,959,781   30,279,497   29,960,271
         Diluted                         30,393,821   30,027,955   30,410,199   30,045,317
Per common share:
         Basic earnings                  $     0.48   $     0.32   $     0.88   $     0.88
         Diluted earnings                $     0.48   $     0.32   $     0.87   $     0.87

RECONCILIATION TO
 OPERATING INCOME:
Net income                               $   14,527   $    9,728   $   26,509   $   26,221
Less realized investment
 gains, net of taxes                             44           38           44        8,155
Operating income                         $   14,483   $    9,690   $   26,465   $   18,066

These financial figures are unaudited.
* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

                    Harleysville Group Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

                                                  June 30,      December 31,
(in thousands, except share data)                  2005*            2004
---------------------------------------------   ------------    ------------
ASSETS
Investments:
        Fixed maturities:
             Held to maturity, at
              amortized cost (fair
              value $502,725                    $    488,221    $    501,322
              and $519,400)
             Available for sale, at
              fair value (amortized
              cost $1,281,404                      1,320,752       1,201,524
              and $1,156,640)
        Equity securities, at fair
         value (cost $110,988 and $110,495)          147,275         150,249
        Short-term investments, at
         cost, which approximates
         fair value                                   53,347         113,822
             Total investments                     2,009,595       1,966,917
Cash                                                     355             328
Premiums in course of collection                     151,642         141,601
Reinsurance receivable                               170,356         193,209
Accrued investment income                             23,747          23,236
Deferred policy acquisition costs                    106,092         100,755
Prepaid reinsurance premiums                          32,174          32,675
Property and equipment, net                           18,283          20,891
Deferred income taxes                                 57,067          53,137
Securities lending collateral                        130,634         139,486
Due from affiliate                                     4,351
Other assets                                          44,662          45,828
             Total assets                       $  2,748,958    $  2,718,063
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
        Unpaid losses and loss
         settlement expenses                    $  1,355,763    $  1,317,735
        Unearned premiums                            458,667         441,697
        Accounts payable and accrued
         expenses                                     84,047          99,098
        Securities lending
         obligation                                  130,634         139,486
        Debt                                         119,060         119,625
        Due to affiliate                                              12,498
             Total liabilities                     2,148,171       2,130,139
Shareholders' equity:
        Preferred stock, $1 par
         value; authorized 1,000,000
         shares; none issued
        Common stock, $1 par value,
         authorized 80,000,000 shares; issued
         31,739,809 and 31,589,474 shares;
         outstanding 30,341,900
         and 30,191,565 shares                        31,740          31,589
Additional paid-in capital                           164,395         161,689
Accumulated other comprehensive income                36,200          42,051
Retained earnings                                    393,480         377,282
Deferred compensation                                   (541)           (200)
Treasury stock, at cost, 1,397,909
 shares                                              (24,487)        (24,487)
             Total shareholders'
              equity                                 600,787         587,924
Total liabilities and shareholders'
 equity                                         $  2,748,958    $  2,718,063

*  These financial figures are unaudited.

                    Harleysville Group Inc. and Subsidiaries

SUPPLEMENTARY FINANCIAL ANALYSTS' DATA

                                              Quarter ended           Six months ended
                                                  June 30                  June 30
                                         -----------------------   -----------------------
(dollars in thousands)                      2005         2004         2005         2004
-------------------------------------    ----------   ----------   ----------   ----------
Net premiums written*                    $  223,602   $  223,095   $  434,016   $  429,121
Statutory surplus*                                                 $  529,621   $  496,170

Pretax investment income                 $   22,578   $   21,437   $   44,339   $   43,079
Related federal income taxes                  5,354        4,825       10,387        9,689
After-tax investment income              $   17,224   $   16,612   $   33,952   $   33,390

SEGMENT INFORMATION

                                              Quarter ended           Six months ended
                                                  June 30                  June 30
                                         -----------------------   -----------------------
(dollars in thousands)                      2005         2004         2005         2004
-------------------------------------    ----------   ----------   ----------   ----------
Revenues:
       Premiums earned:
           Commercial lines              $  170,858   $  163,791   $  338,171   $  326,111
           Personal lines                    39,007       43,861       78,374       88,489
           Total premiums earned            209,865      207,652      416,545      414,600
       Net investment income                 22,578       21,437       44,339       43,079
       Realized investment gains                 68           59           68       12,547
       Other                                  4,158        3,671        8,441        8,235
       Total revenues                    $  236,669   $  232,819   $  469,393   $  478,461

Income before income taxes:
      Underwriting gain (loss):
          Commercial lines               $   (9,760)  $  (16,358)  $  (19,998)  $  (26,006)
          Personal lines                      1,114           10        1,531       (4,850)
          SAP underwriting loss              (8,646)     (16,348)     (18,467)     (30,856)
      GAAP adjustments                        3,693        4,865        5,053        4,885
           GAAP underwriting loss            (4,953)     (11,483)     (13,414)     (25,971)
      Net investment income                  22,578       21,437       44,339       43,079
      Realized investment gains                  68           59           68       12,547
      Other                                     730          839        1,886        2,407
      Income before income taxes         $   18,423   $   10,852   $   32,879   $   32,062

Income taxes on net investment
 income                                  $    5,354   $    4,825   $   10,387   $    9,689
Income tax benefit on remaining
 loss                                        (1,458)      (3,701)      (4,017)      (3,848)
      Total income taxes                 $    3,896   $    1,124   $    6,370   $    5,841

Effective tax rate on:
      Net investment income                    23.7%        22.5%        23.4%        22.5%
      Net income                               21.1%        10.4%        19.4%        18.2%

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

                    Harleysville Group Inc. and Subsidiaries

STATUTORY DATA BY LINE OF BUSINESS*

                                              Quarter ended           Six months ended
                                                  June 30                  June 30
                                         -----------------------   -----------------------
(dollars in thousands)                      2005         2004         2005         2004
-------------------------------------    ----------   ----------   ----------   ----------
Net premiums written:

Commercial:
      Automobile                         $   60,475   $   62,367   $  117,764   $  119,128
      Workers' compensation                  23,393       24,172       49,912       50,912
      Commercial multi-peril                 82,451       76,805      157,531      145,003
      Other commercial                       18,315       16,681       36,090       33,162

     Total commercial                    $  184,634   $  180,025   $  361,297   $  348,205

Personal:
      Automobile                         $   20,393   $   23,459   $   40,126   $   46,660
      Homeowners                             16,038       16,514       28,130       29,482
      Other personal                          2,537        3,097        4,463        4,774

     Total personal                      $   38,968   $   43,070   $   72,719   $   80,916

Total personal and commercial            $  223,602   $  223,095   $  434,016   $  429,121

Combined ratios:

Commercial:
      Automobile                               97.9%       104.7%        99.0%       103.9%
      Workers' compensation                   124.2%       122.2%       124.8%       122.5%
      Commercial multi-peril                  100.4%       105.5%       102.7%       105.3%
      Other commercial                        100.9%        95.4%        92.9%        88.5%

     Total commercial                         103.0%       106.7%       103.7%       105.7%

Personal:
      Automobile                              104.1%       110.9%       105.1%       114.6%
      Homeowners                               92.3%        86.0%        97.4%        97.6%
      Other personal                           63.7%        83.6%        75.8%       112.3%

     Total personal                            97.2%       100.6%       100.4%       108.4%

Total personal and commercial                 101.9%       105.4%       103.1%       106.3%

Losses paid                              $  118,931   $  142,655   $  230,333   $  276,715

Net catastrophe losses incurred          $      627   $    1,262   $    1,624   $    3,887

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

SOURCE  Harleysville Group Inc.
    -0-                             07/28/2005
    /CONTACT: Mark Cummins (Investors), +1-215-256-5025, mcummins@harleysvillegroup.com, or Randy Buckwalter (Media), +1-215-256-5288, rbuckwalter@harleysvillegroup.com, both of Harleysville Group/
    /Web site:  http://www.harleysvillegroup.com /